FOR IMMEDIATE RELEASE
For More Information:
Ronald L. Thigpen                                  John  Marsh
Executive Vice President and COO                   President
Southeastern Bank Financial Corp.                  Marsh Communications LLC
706-481-1014                                       770-458-7553


                   Southeastern Bank Financial Corp. Reports
                          Second Quarter 2009 Earnings

AUGUSTA, Ga., July 31, 2009 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta and Southern Bank & Trust of Aiken, S.C., today reported quarterly net income of $637,000 for the three months ended June 30, 2009, or $0.10 in diluted earnings per share, compared to $2.4 million, or $0.40 in diluted earnings per share, in the second quarter of 2008.

"We continued to be profitable in a tough environment during the second quarter, thanks to a solid performance from our core banking operations, sizeable gains in mortgage income from refinancing activity, and our ability to keep operating expenses under control," said President and Chief Executive Officer R. Daniel Blanton. "We also continued to work through our problem loans during the second quarter, raising our provision for loan losses to ensure that we maintain adequate coverage as our markets struggle to recover."

The company's loan-loss provision was $5.1 million in the second quarter of 2009, which compares to $4.7 million in the first quarter of 2009 and $1.7 million a year ago. The increase in provision for loan losses resulted in a rise in the allowance for loan losses to $16.0 million, or 1.63 percent of loans outstanding, compared to $15.2 million, or 1.52 percent of loans outstanding, at March 31, 2009.

Nonperforming assets at June 30, 2009, were 3.89 percent of total assets, compared to 2.11 percent at June 30, 2008, and 3.56 percent at March 31, 2009. Net charge-offs for the second quarter of 2009 totaled 0.43 percent of average loans, compared to 0.01 percent in the second quarter of 2008 and 0.43 percent in the first quarter of 2009. The company held $13.8 million in foreclosed property or other real estate owned (OREO) at June 30, 2009, compared to none at June 30, 2008, and $7.0 million at March 31, 2009.


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
Total assets at June 30, 2009, were $1.5 billion, an increase of $147.9 million from a year ago, and $50.8 million from Dec. 31, 2008. Assets at the company's SB&T subsidiary totaled $154.2 million at the close of the second quarter, an increase of $30.7 million, or 24.8 percent, compared to Dec. 31, 2008.

Loans outstanding at the end of the second quarter were $981.7 million, compared to $968.1 million a year ago. Total deposits were $1.2 billion at June 30, 2009, compared to $1.1 billion for the same period a year ago. Cash and cash equivalents totaled $124.2 million at the end of the second quarter, compared to $37.8 million at Dec. 31, 2008, and $119.4 million at the end of the first quarter.

Net interest income for the second quarter of 2009 totaled $10.7 million, a 6.6 percent increase from $10.0 million for the same period in 2008. This increase is a result of higher earning asset volumes despite a decrease in the company's net interest margin. The net interest margin was 3.18 percent at June 30, 2009, compared to 3.25 percent a year ago.

Noninterest income for the quarter totaled $5.9 million, an increase of 32.8 percent from a year ago, reflecting strong growth in mortgage revenue from the gain on sale of loans, as well as gains from the sales of investment securities.

Noninterest expense was $10.8 million, compared to $9.3 million a year ago. The increase included $670,000 of costs associated with the FDIC's special assessment on insured banks of 5 basis points of total assets, an increase of $700,000 in regular FDIC assessments as they increased from 6 to 14 basis points of total deposits, and the additional compensation expense resulting from significantly higher mortgage origination volume.


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
Annualized return on average assets (ROA) was 0.18 percent for the second quarter of 2009, and annualized return on average shareholder's equity (ROE) was
2.56  percent.

Net income for the six months ended June 30, 2009, totaled $693,000, compared to $5.0 million reported in the same period of 2008. Diluted earnings per share for the first six months of 2009 were $0.11, compared to $0.84 per share earned in the same period a year ago.

Net interest income for the first six months of 2009 was $20.8 million, compared to $20.3 million in the first six months of 2008. Noninterest income was $10.5 million for the first six months of 2009, an increase of 24.8 percent from $8.4 million in the same period of 2008. Noninterest expense was $20.6 million for the six-month period, compared to $18.2 million in 2008.

"We are focused on the safety and soundness of the company in this continuing unusual economic environment," said Blanton. "We remain cautious and we will keep a close eye on the economy and the performance of our loan portfolio. The good news is that we continue to be well-capitalized and have significant liquidity, which keeps us in a favorable position as we move forward."

About  Southeastern  Bank  Financial  Corp.
Southeastern Bank Financial Corp. is the $1.5 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and offices in Athens, Ga., and Greenville, S.C. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.


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
Safe  Harbor  Statement  -  Forward-looking  Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


                                      ###


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

                 SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                               Consolidated Balance Sheets
                        (Dollars in thousands, except share data)


                                                              June 30,
                                                                2009         December 31,
                             Assets                         (Unaudited)          2008
                                                            ------------    --------------
Cash and due from banks                                     $    91,490     $      24,860
Federal funds sold                                                7,300             9,780
Interest-bearing deposits in other banks                         25,407             3,128
                                                            ------------    --------------
    Cash and cash equivalents                                   124,197            37,768

Investment securities
  Available-for-sale                                            276,905           299,339
  Held-to-maturity, at cost (fair values of
    $485 and $698, respectively)                                    490               689

Loans held for sale                                              23,975            18,955

Loans                                                           957,727           986,831
  Less allowance for loan losses                                (16,031)          (14,742)
                                                            ------------    --------------
    Loans, net                                                  941,696           972,089

Premises and equipment, net                                      32,908            33,960
Accrued interest receivable                                       6,266             7,085
Bank-owned life insurance                                        22,762            17,368
Restricted equity securities                                      6,338             6,571
Other real estate owned                                          13,786             5,734
Other assets                                                     12,552            11,481
                                                            ------------    --------------
                                                            $ 1,461,875     $   1,411,039
                                                            ============    ==============
Liabilities And Stockholders' Equity

Deposits
  Noninterest-bearing                                       $   116,805     $     111,291
  Interest-bearing:
    NOW accounts                                                173,262           166,561
    Savings                                                     285,819           247,249
    Money management accounts                                    42,858            50,404
    Time deposits over $100                                     404,173           385,439
    Other time deposits                                         168,360           178,608
                                                            ------------    --------------
                                                              1,191,277         1,139,552

Federal funds purchased and securities sold
  under repurchase agreements                                    49,361            62,553
Advances from Federal Home Loan Bank                             84,000            84,000
Other borrowed funds                                                700                 -
Accrued interest payable and other liabilities                   10,739            10,283
Subordinated debentures                                          22,947            20,000
                                                            ------------    --------------
    Total liabilities                                         1,359,024         1,316,388
                                                            ------------    --------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 6,671,509 and 5,987,674 shares issued in
    2009 and 2008, respectively; 6,671,509 and 5,987,674
    shares outstanding in 2009 and 2008, respectively            20,014            17,963
  Preferred stock, no par value; 10,000,000 shares
    authorized; 0 shares outstanding in 2009 and
    2008, respectively                                                -                 -
  Additional paid-in capital                                     62,251            55,189
  Retained earnings                                              21,370            21,455
  Accumulated other comprehensive (loss) income, net               (784)               44
                                                            ------------    --------------
    Total stockholders' equity                                  102,851            94,651
                                                            ------------    --------------
                                                            $ 1,461,875     $   1,411,039
                                                            ============    ==============


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

                     SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                 Consolidated Statements of Income
                             (Dollars in thousands, except share data)

                                            (Unaudited)

                                                    Three Months Ended          Six Months Ended
                                                         June 30,                   June 30,
                                                 -----------------------    -----------------------
                                                    2009         2008          2009         2008
                                                 -----------  ----------    -----------  ----------
Interest income:
  Loans, including fees                          $   14,206   $   15,087    $   28,010   $   31,480
  Investment securities                               3,595        3,337         7,669        6,598
  Federal funds sold                                     16           96            41          187
  Interest-bearing deposits in other banks               18            6            22           12
                                                 -----------  ----------    -----------  ----------
      Total interest income                          17,835       18,526        35,742       38,277
                                                 -----------  ----------    -----------  ----------

Interest expense:
  Deposits                                            6,009        7,166        12,810       15,042
  Federal funds purchased and securities sold
    under repurchase agreements                          95          324           206          864
  Other borrowings                                    1,023          993         1,919        2,063
                                                 -----------  ----------    -----------  ----------
      Total interest expense                          7,127        8,483        14,935       17,969
                                                 -----------  ----------    -----------  ----------

      Net interest income                            10,708       10,043        20,807       20,308

Provision for loan losses                             5,114        1,652         9,863        2,923
                                                 -----------  ----------    -----------  ----------

      Net interest income after provision
        for loan losses                               5,594        8,391        10,944       17,385
                                                 -----------  ----------    -----------  ----------

Noninterest income:
  Service charges and fees on deposits                1,737        1,820         3,378        3,491
  Gain on sales of loans                              2,461        1,576         4,697        2,836
  (Loss) gain on sale of fixed assets                   (42)           5           (16)           8
  Investment securities gains, net                    1,101           30         1,312           68
  Other-than-temporary impairment losses (less
    $572 recognized in other comprehensive
    income, before taxes)                              (244)           -          (619)           -
  Retail investment income                              318          276           527          564
  Trust service fees                                    245          299           498          584
  Increase in cash surrender value of
    bank-owned life insurance                           213          194           394          358
  Miscellaneous income                                  123          252           286          473
                                                 -----------  ----------    -----------  ----------
      Total noninterest income                        5,912        4,452        10,457        8,382
                                                 -----------  ----------    -----------  ----------

Noninterest expense:
  Salaries and other personnel expense                5,800        5,383        11,458       10,554
  Occupancy expenses                                  1,140        1,005         2,281        2,030
  Other operating expenses                            3,868        2,877         6,903        5,601
                                                 -----------  ----------    -----------  ----------
      Total noninterest expense                      10,808        9,265        20,642       18,185
                                                 -----------  ----------    -----------  ----------

      Income before income taxes                        698        3,578           759        7,582

Income tax expense                                       61        1,170            66        2,539
                                                 -----------  ----------    -----------  ----------

      Net income                                 $      637   $    2,408    $      693   $    5,043
                                                 ===========  ==========    ===========  ==========

Basic net income per share                       $     0.10   $     0.40    $     0.11   $     0.85
                                                 ===========  ==========    ===========  ==========
Diluted net income per share                     $     0.10   $     0.40    $     0.11   $     0.84
                                                 ===========  ==========    ===========  ==========
Weighted average common shares outstanding        6,348,312    5,965,978     6,169,125    5,962,471
                                                 ===========  ==========    ===========  ==========
Weighted average number of common and
  common equivalent shares outstanding            6,354,344    6,020,119     6,177,569    6,021,581
                                                 ===========  ==========    ===========  ==========


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